Exhibit 24

POWER OF ATTORNEY

Each director and officer of Summit Financial Group, Inc. (the “Corporation”), whose signature appears below, hereby appoints H. Charles Maddy, III and Robert S. Tissue, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to 30,000 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with the Corporation’s 1998 Officer Stock Option Plan, along with an indeterminate amount of plan interests thereunder, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of September 25, 2014.

DIRECTORS/OFFICERS:

Signature	Title

By: /s/ H. Charles Maddy, III H. Charles Maddy, III	President and Chief Executive Officer (Principal Executive Officer) and Director

By: /s/ Robert S. Tissue Robert S. Tissue	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Oscar M. Bean Oscar M. Bean	Chairman of the Board and Director

By: Dewey F. Bensenhaver	Director

By: /s/ J. Scott Bridgeforth J. Scott Bridgeforth	Director

By: /s/ James M. Cookman James M. Cookman	Director

By: /s/ John W. Crites John W. Crites	Director

By: James P. Geary, II	Director

By: /s/ Georgette R. George Georgette R. George	Director

By: /s/ Thomas J. Hawse, III Thomas J. Hawse, III	Director

By: /s/ Phoebe Fisher Heishman Phoebe Fisher Heishman	Director

By: /s/ Gary L. Hinkle Gary L. Hinkle	Director

By: /s/ Jeffrey E. Hott Jeffrey E. Hott	Director

By: /s/ Gerald W. Huffman Gerald W. Huffman	Director

By: /s/ Duke A. McDaniel Duke A. McDaniel	Director

By: /s/ George W. Pace George W. Pace	Director

By: /s/ Charles Piccirillo Charles Piccirillo	Director